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                     U.S. Securities and Exchange Commission
                             Washington, D. C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 19, 2001

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)


          Delaware                   33-37203-D               84-1148210
(State or other jurisdiction      (Commission File           (IRS Employer
     of Incorporation)                 Number)           Identification Number)


                       100 Park Avenue, New York, NY 10017
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (212) 376-8800


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Item 2. Acquisition of Disposition of Assets

On April 19, 2001, Laidlaw Global Corporation (the "Company") entered into an agreement with the management of its subsidiary, Westminister Securities Corporation ('Westminister"), to sell the stock and business of Westminister to its management. The agreement provides for a purchase price of $1,000,000; $700,000 payable at closing (including prepayment of $600,000 currently owed to the Company pursuant to a promissory note); $150,000 payable each year for the two years following the closing with interest at 10% per annum. In addition, management of Westminister will return to the Company 4,500,000 shares of the Company's common stock which they own. The closing of the agreement is conditioned upon various terms and conditions including the approval of the New York Stock Exchange.

Item 5. Other Events

As of April 11, 2001, John O'Shea and Arthur James Niebauer resigned as members of the Company's Board of Directors.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          2.1 Stock Purchase Agreement dated April 19, 2001among the Registrant, Westminister, John P. O'Shea, Daniel Luskind and Henry S. Krauss.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LAIDLAW GLOBAL CORPORATION

April 26, 2001                              By: /s/ Roger Bendelac
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                                            Roger Bendelac,
                                            President